Exhibit 10.51
Fortegra Financial Corporation
2010 Omnibus Incentive Plan
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
     THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the “Award Agreement”) is made effective as of the       day of                     , 20101 (the “Grant Date”), by and between Fortegra Financial Corporation, a Delaware corporation (with any successor, the “Company”), and Walter P. Mascherin (the “Participant”):
R E C I T A L S:
          WHEREAS, the Company has adopted the Fortegra Financial Corporation 2010 Omnibus Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Award Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
          WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
          1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 88,268 Shares. The Option is intended to be a Non-Qualified Stock Option.
          2. Option Price. The purchase price of the Shares subject to the Option shall be $     2 per Share (the “Option Price”).
          3. Option Term. The term of the Option shall be ten (10) years, commencing on the Grant Date (the “Option Term”). The Option shall automatically terminate upon the expiration of the Option Term, or at such earlier time specified herein or in the Plan.
          4. Vesting. Twenty-five percent (25%) of the Option shall be vested on the Grant Date. Subject to the Participant’s continued Service on each vesting date, seventy-five percent (75%) of the Option shall vest on a monthly basis (as of the last day of each month) for the next 36 months, such that 2.083333% of the Option vests on each applicable vesting date.
At any time, the portion of the Option which has become vested as described in this Section 4 is hereinafter referred to as the “Vested Portion”. The Vested Portion of the Option shall remain exercisable for the period set forth in Section 6.

[1]	To be granted on the date the IPO becomes effective.

[2]	To be granted at IPO price.

          5. Accelerated Vesting Upon a Change in Control. Notwithstanding Section 4 hereof, if within the one (1) year period following a Change of Control, the Participant’s service is terminated by the Company or any Affiliate without Cause or by the Participant with Good Reason, the Option shall immediately vest as of the date of such termination of service.
          6. Forfeiture. If the Participant’s Service is terminated for any reason, the Option shall, to the extent not then vested, be cancelled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 7.
          7. Exercise of Option.
               (a) Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:
     (i) the tenth anniversary of the Grant Date;
     (ii) the date that is ninety (90) days following termination of the Participant’s Service for any reason other than death, Disability or Cause;
     (iii) the date that is one (1) year following termination of the Participant’s Service due to death or Disability;
     (iv) the date of termination of the Participant’s Service due to Cause.
               (b) Method of Exercise.
     (i) Subject to Section 4, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. In the event the Option is being exercised by the Participant’s representative, the notice shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. The payment of the Option Price may be made at the election of the Participant (A) in cash or its equivalent (e.g., by check), (B) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (C) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (D) by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, or (E) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law. Neither the Participant nor the Participant’s representative shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such

Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
     (ii) Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
     (iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
     (iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable during the period set forth in Section 7 by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
          8. Adjustment of Shares. In the event of any corporate event or transaction (as described in Section 12.1 of the Plan), the terms of this Award Agreement (including, without limitation, the number and kind of Shares subject to this Agreement and the Option Price) may be adjusted as set forth in Section 12.1 of the Plan.
          9. Definitions.
               (a) “Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company or its Affiliates, if any, or if the Participant is not a party to an employment agreement with a definition of “Cause”, then “Cause” means that the Board has determined that any one or more of the following has occurred: (i) the Participant shall have been indicted for, or shall have pleaded guilty or nolo contendere to, any felony; (ii) the Participant shall have failed or refused to carry out the reasonable and lawful instructions of Chief Executive Officer of the Company, the executive to whom the Participant reports, or the Board (other than as a result of illness or disability) concerning duties or actions consistent with the Participant’s position and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Board; (iii) the Participant shall fail to adhere to any material written Company policy; (iv) the Participant shall have engaged in any gross or willful misconduct resulting in a substantial loss to the Company or any of its Affiliates or substantial damage to any of their reputations; or (v) the Participant shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company.
               “Disability” shall have the meaning set forth in the Participant’s employment agreement with the Company, if any, or if the Participant is not a party to an employment agreement with a definition of “Disability”, then “Disability” shall have the meaning shall mean the failure or inability of the Participant to perform duties with the Company or any Affiliate for a period of at least 180 consecutive days (or 180 days during any twelve (12) month period) by reason of any physical or mental condition, as determined reasonably and in good faith by the Committee; provided, that, if the Company’s long term disability plan contains a definition of “disability,” the definition in such plan will control for purposes of this Agreement.
          “Good Reason” shall have the meaning set forth in the Participant’s employment agreement with the Company, if any, or if the Participant is not a party to an employment agreement with a definition of “Good Reason”, then “Good Reason” shall mean, without the Participant’s prior written consent, (A) any material reduction in the Participant’s base salary; (B) any material diminution in the Participant’s position, duties or responsibilities; or (C) a relocation of the Participant’s principal office to a location more than 50 miles from its current location; provided that, no finding of Good Reason shall be effective unless and until the Participant has provided the Company, within sixty (60) calendar days of the occurrence of the facts and circumstances underlying the finding of Good Reason, written notice stating with specificity the facts and circumstances underlying the finding of Good Reason, and, if the basis for such finding of Good Reason is capable of being cured by the Company, providing the Company with an opportunity to cure the same within thirty (30) calendar days after receipt of such notice.
          10. No Right to Continued Service. The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the service of such Participant.
          11. Securities Laws/Legend on Certificates. The issuance and delivery of Shares shall comply (or be exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares under the Plan or Awards, and accordingly any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may reasonably request which satisfies such requirements.
          12. Transferability. Unless otherwise provided by the Committee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.
          13. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or transfer and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
          14. Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
          15. Entire Agreement. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
          16. Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
          17. Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.
          18. Choice of Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
          SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          19. Option Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
          20. No Guarantees Regarding Tax Treatment. The Participant (or their beneficiaries) shall be responsible for all taxes with respect to the Option. The Committee and the Company make no guarantees regarding the tax treatment of the Option. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or otherwise and none of the Company, any Affiliate, or any of their employees or representatives shall have any liability to the Participant with respect thereto.
          21. Amendment. The Committee may amend or alter this Award Agreement and the Option granted hereunder at any time, subject to the terms of the Plan.
          22. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
          23. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
*                    *                    *

          IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

FORTEGRA FINANCIAL CORPORATION

Name:
Title:
Agreed and acknowledged as
of the date first above written:

PARTICIPANT
SIGNATURE PAGE to
AWARD agreement